                                                                    EXHIBIT 99.1

                            ARGYLE TELEVISION, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARGYLE
                               TELEVISION, INC.
P
      The undersigned hereby appoints Bob Marbut, Harry T. Hawks and Dean H.
R Blythe, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and
O to vote as designated below all the shares of Series A Common Stock of Argyle Television, Inc., held of record by the undersigned on July 14, 1997,
X at the Annual Meeting of Stockholders to be held on August 28, 1997, or any adjournment thereof.
Y
    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (continued on reverse side)

                           ARGYLE TELEVISION, INC.



PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                             ]


Item 1. APPROVAL OF THE HEARST TRANSACTION PROPOSAL.    For   Against   Abstain
                                                        [_]     [_]       [_]

                                                        _______________________
                                                        to vote for the nominee
                                                              listed above

Item 2. APPROVAL OF THE PLAN PROPOSAL.                  For   Against   Abstain
                                                        [_]     [_]       [_]

                                                             Wittheld
Item 3. ELECTION OF DIRECTOR:                           For  Authority  Against
        Class II (Term expires in                       [_]     [_]       [_]
        1999)--David Pulver

Item 4. At the discretion of such
        Proxies, on any other                           For   Against   Abstain
        matter that properly may                        [_]     [_]       [_]
        come before the meeting
        or any adjournment
        thereof.

                                  Dated: _________________________________, 1997


                                  ----------------------------------------------
                                  Signature

                                  ----------------------------------------------
                                  Signature if Held Jointly

                                  Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.